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                                                                    EXHIBIT 23.2

               [LETTERHEAD OF MILLER AND LENTS, LTD. APPEARS HERE]

                                                       March 27, 2002

Cross Timbers Royalty Trust
P.O. Box 830650
Dallas, TX 75283-0650

           Re:   Cross Timbers Royalty Trust
                 2001 Annual Report on Form 10-K

Gentlemen:

           The firm of Miller and Lents, Ltd., consents to the use of its name and to the use of its report dated March 21, 2002, regarding the Cross Timbers Royalty Trust Proved Reserves and Future Net Revenues as of January 1, 2002, in the 2001 Annual Report on Form 10-K.

           Miller and Lents, Ltd., has no interests in the Cross Timbers Royalty Trust or in any affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee otherwise connected with Cross Timbers Royalty Trust. We are not employed by Cross Timbers Royalty Trust on a contingent basis.

                                                       Yours very truly,

                                                       MILLER AND LENTS, LTD.


                                                     By    /s/ James C. Pearson
                                                         -----------------------
                                                         James C. Pearson
                                                         Chairman